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                                                                     EXHIBIT 5.1

                                December 7, 2001


     DIGITALTHINK, INC.
     1098 Harrison Street
     San Francisco, CA 94103


         RE: REGISTRATION STATEMENT ON FORM S-3

     Ladies and Gentlemen:

         We have examined Amendment No. 1 to the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,436,752 shares of the Common Stock of DigitalThink, Inc. As legal counsel for DigitalThink, Inc., we have examined the proceedings taken in connection with the sale and issuance of the above-referenced securities.

         It is our opinion that the above-referenced securities, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and non-accessible.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                            Very truly yours,

                            WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation

                            /s/ Wilson Sonsini Goodrich & Rosati




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